Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-164538, 333-128295, 333-122906, 333-116196, 333-102064, 333-73366, 333-62330, 333-50810, 333-43842) and Form S-8 (Nos. 333-171966, 333-164536, 333-153477, 333-146051, 333-140235, 333-125464, 333-125463, 333-111803, 333-102060, 333-65044, 333-50418, 333-50202, 333-78473, 333-78471, 333-78469, 333-78467) of Bottomline Technologies (de), Inc. of our report dated June 8, 2011 related to the consolidated financial statements of LAS Holdings, Inc. which appear in this Form 8-K/A dated June 8, 2011.

/s/ Crowe Horwath LLP

South Bend, Indiana

June 8, 2011